Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Numbers 333-87069-99, 333-11313-99, 333-121908, and 333-155291) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Number 333-136797-01) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-4 (Registration Number 333-158284-01) of Nabors Industries Ltd. and Nabors Industries, Inc. of our report dated February 27, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for convertible debt instruments and participating securities included in the computation of earnings per share discussed in Note 2, as to which the date is May 29, 2009, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
/s/ PriceWaterhouseCoopers LLP
Houston, Texas
May 29, 2009